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                                                                     Exhibit 5.1



                          [JENNER & BLOCK LETTERHEAD]



                                 July 27, 1999



General Dynamics Corporation
3190 Fairview Park Drive
Falls Church, Virginia  22042-4253

Ladies and Gentlemen:

         We have acted as counsel to General Dynamics Corporation, a Delaware corporation ("General Dynamics"), in connection with the Post Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (No. 333-80213) (the "Registration Statement") filed by General Dynamics under the Securities Act of 1933, as amended, with the Securities and Exchange Commission relating to the registration of 4,110,100 shares (the "Shares") of the Common Stock, par value $1.00 per share, of General Dynamics.

         In arriving at the opinions expressed below, we have examined and relied upon, and assumed the accuracy and completeness of, without independent verification, the facts, information, covenants and representations contained in originals or copies of certain documents, certified or otherwise identified to our satisfaction, and other written and oral information of or from the representatives of the Company and others and assume compliance on the part of all parties to the documents with their covenants and agreements contained therein.

         Based on the foregoing, we hereby advise you that in our opinion the shares have been duly authorized by General Dynamics and will, when issued, delivered and paid for in accordance with the provisions of the plans and the applicable option agreements thereunder, be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission and certain other oral and written information thereunder.

                                        Very truly yours,


                                        JENNER & BLOCK


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